Exhibit 99.1

Contact: Merilee Raines, Chief Financial Officer, (207) 856-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Announces Third Quarter Results

WESTBROOK, Maine, October 22, 2004 — IDEXX Laboratories, Inc. (NASDAQ: IDXX), today reported that net income increased 23% to $19.7 million for the quarter ended September 30, 2004, from $16.0 million for the same period in the prior year.

        Earnings per diluted share for the quarter were $0.56, a 27% increase over earnings per diluted share of $0.44 for the quarter ended September 30, 2003. For the quarter ended September 30, 2004, the revision of a contingent liability estimate resulting from settlement of a third party claim contributed an after tax benefit of $0.02 to the Company’s earnings per diluted share. Excluding this item, adjusted fully diluted earnings per share were $0.54, an increase of 23% from the quarter ended September 30, 2003.

        Revenue for the third quarter of 2004 increased 12% to $134.1 million from $120.1 million for the third quarter of 2003. The favorable impact of currency contributed 3% to revenue growth.

        Companion Animal Group (CAG) revenue for the third quarter of 2004 increased 12% to $108.8 million from $97.1 million for the third quarter of 2003. This increase resulted primarily from increased sales of laboratory services, rapid assays, instruments and consumables, and pharmaceutical products. The increase in laboratory services revenue was due in part to veterinary laboratory acquisitions in late 2003 and early 2004. The favorable impact of foreign currency contributed 2% to CAG revenue growth.

        Water segment revenue for the third quarter increased 14% to $14.2 million from $12.5 million for the third quarter of 2003 primarily due to increased sales in North America. The favorable impact of foreign currency contributed 3% to Water revenue growth.

        Food Diagnostics Group (FDG) revenue for the third quarter increased 6% to $11.1 million from $10.5 million for the third quarter of 2003. The impact of foreign currency contributed 4% to FDG revenue growth.

        “This was another solid quarter for our Companion Animal Group and our Water Division,” said Jonathan W. Ayers, Chairman and CEO. “We also are pleased with the enhancement of gross margin over the prior year, which resulted in part from manufacturing and service improvements and favorable warranty experience related to our LaserCyte® system.”

- m o r e -

IDEXX Announces Third Quarter Results
October 22, 2004

        “During the quarter we continued to invest in our business and our organization. Among other things, we strengthened our management team, signed an agreement to acquire a leading European provider of production animal diagnostics and achieved some key milestones in new product development projects. We are also announcing today an expansion of our share repurchase program, which we believe is a very effective use of our cash.”

Year-to-date results

        Year-to-date net income for 2004 was $61.4 million, an increase of 37% over net income of $44.7 million for the same period in the prior year. Year-to-date earnings per diluted share were $1.70, a 36% increase over earnings per diluted share of $1.25 for the same period in the prior year. In the second and third quarters of 2004, earnings per diluted share included a net benefit of $0.13 resulting from (i) a reduction in the Company’s provision for income taxes primarily related to the completion of an IRS audit through the year 2001 and changes to certain state and international tax estimates, (ii) reductions in the estimated liability for a third party claim and (iii) a payment received in settlement of certain litigation. Excluding these factors, adjusted income and earnings per diluted share increased 27% and 26%, respectively.

        Year-to-date revenue increased 15% to $405.0 million from $351.2 million for the same period in 2003. The favorable impact of currency contributed 3% to revenue growth.

        Companion Animal Group (CAG) revenue for the nine months ended September 30, 2004 increased 17% to $331.4 million from $284.0 million. This increase resulted primarily from increased sales of laboratory services, instruments and consumables, rapid assays, and pharmaceutical products. The favorable impact of currency contributed 3% to year-to-date CAG revenue growth.

        Water segment revenue for the nine months ended September 30, 2004 increased 15% to $39.1 million from $33.9 million primarily due to increased sales in North America and Europe. The favorable impact of foreign currency contributed 4% to year-to-date Water revenue growth.

        Food Diagnostics Group (FDG) revenue for the nine months ended September 30, 2004 increased 4% to $34.4 million from $33.2 million for the same period in 2003. The favorable impact of foreign currency contributed 5% to FDG revenue growth.

Outlook

        The Company offers the following guidance for the fourth quarter of 2004:

•	Revenue is expected to be approximately $134 to $135 million.
•	Operating margin is expected to be approximately 17% to 18% of revenue.
•	Diluted earnings per share are expected to be approximately $0.46 – $0.47.

- m o r e -

IDEXX Announces Third Quarter Results
October 22, 2004

        The Company offers the following preliminary guidance for 2005:

•	Revenue is expected to be approximately $590 to $600 million.
•	Diluted earnings per share are expected to be approximately $2.20 to $2.25. (This guidance excludes the potential impact of proposed changes in accounting for share-based compensation for which a final standard has not been issued by the Financial Accounting Standards Board.)

Increased Share Repurchase Authorization

        The Company also announced today that its Board of Directors has authorized the repurchase by the Company of an additional two million shares of its common stock in the open market or in negotiated transactions. These shares are in addition to 730,000 shares remaining under a previous Board authorization. The timing and amount of any repurchases will be at the discretion of the Company’s management.

About IDEXX Laboratories

        IDEXX Laboratories, Inc. is a worldwide leader in the development and commercialization of innovative, technology-based products and services for veterinary, food and water applications. The Company’s largest business is focused on companion animal health, combining biotechnology, medical device technology and information technology to aid veterinarians in providing better medicine while building successful practices. IDEXX Laboratories’ food and water businesses are focused on employing innovative technologies to monitor production animal health and the safety and quality of drinking water and milk. Headquartered in Westbrook, Maine, IDEXX Laboratories employs more than 2,600 people and offers products to customers in over 100 countries.

Note Regarding Forward-Looking Statements

This press release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations of future events as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Factors that could cause or contribute to such differences include the following: the Company’s ability to develop, manufacture, introduce and market new products and enhancements to existing products; the effectiveness of the Company’s sales and marketing activities; the Company’s ability to develop, license or obtain rights to new technologies; the Company’s ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; the impact of competition and technological change on the markets for the Company’s products; the effect of government regulation on the Company’s business, including government decisions about whether and when to approve the Company’s products and decisions regarding labeling, manufacturing and marketing products; the impact of distributor purchasing decisions on sales of our products that are sold through distribution; changes or trends in veterinary medicine that affect the rate of use of the Company’s products and services by veterinarians; the Company’s ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; disruptions, shortages or pricing changes that affect the Company’s purchases of products and materials from third parties, including from sole source suppliers; the effects of government regulatory decisions, customer demand, pricing and other factors on the realizability of the Company’s inventories; the Company’s ability to manufacture complex biologic products; the effects of operations outside the U.S., including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions; and the loss of key employees. A further description of these and other factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

- m o r e -

IDEXX Announces Third Quarter Results
October 22, 2004

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2004	2003	2004	2003

Revenue:	Revenue	$ 134,111	$ 120,061	$ 404,907	$ 351,154
Expenses and
Income:	Cost of revenue	63,053	60,971	194,801	180,931

	Gross profit	71,058	59,090	210,106	170,223
	Sales and marketing	21,132	18,222	62,794	51,743
	General and administrative	12,698	9,206	36,523	29,396
	Research and development	8,824	8,376	26,029	24,017

	Income from operations	28,404	23,286	84,760	65,067
	Interest income, net	830	734	2,315	2,188

	Income before provision for income taxes
	and partner's interest	29,234	24,020	87,075	67,255
	Partner's share of consolidated loss	109	-	315	-
	Provision for income taxes	9,647	8,047	25,993	22,530

Net Income:	Net income	$ 19,696	$ 15,973	$ 61,397	$ 44,725

	Earnings per share: Basic	$ 0.58	$ 0.46	$ 1.78	$ 1.31

	Earnings per share: Diluted	$ 0.56	$ 0.44	$ 1.70	$ 1.25

	Shares outstanding: Basic	34,050	34,408	34,467	34,109

	Shares outstanding: Diluted	35,467	35,977	36,120	35,706

IDEXX Laboratories, Inc. and Subsidiaries
Key Operating Ratios (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2004	2003	2004	2003

Key Operating
Ratios (as a
percentage of
revenue):	Gross profit	53.0%	49.2%	51.9%	48.5%
	Sales, marketing, general and
	administrative expense	25.2%	22.8%	24.6%	23.2%
	Research and development expense	6.6%	7.0%	6.4%	6.8%

	Income from operations	21.2%	19.4%	20.9%	18.5%

International
Revenue:	International revenue	29.9%	29.4%	30.6%	29.8%

- m o r e -

IDEXX Announces Third Quarter Results
October 22, 2004

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2004	2003	2004	2003

Revenue:	Companion Animal Group	$ 108,816	$ 97,059	$ 331,377	$ 284,041
	Water	14,237	12,541	39,095	33,901
	Food Diagnostics Group	11,058	10,461	34,435	33,212

	Total	$ 134,111	$ 120,061	$ 404,907	$ 351,154

Gross Profit:	Companion Animal Group	$ 53,757	$ 44,905	$ 161,942	$ 130,554
	Water	9,811	8,770	26,552	22,797
	Food Diagnostics Group	7,490	5,415	21,612	16,872

	Total	$ 71,058	$ 59,090	$ 210,106	$ 170,223

Income from
Operations:	Companion Animal Group	$ 19,313	$ 16,788	$ 61,022	$ 48,000
	Water	6,977	6,216	18,004	14,977
	Food Diagnostics Group	2,934	1,430	8,254	4,779
	Other	(820)	(1,148)	(2,520)	(2,689)

	Total	$ 28,404	$ 23,286	$ 84,760	$ 65,067

Gross Profit
(as a
percentage of	Companion Animal Group	49.4%	46.3%	48.9%	46.0%
revenue):	Water	68.9%	69.9%	67.9%	67.2%
	Food Diagnostics Group	67.7%	51.8%	62.8%	50.8%

Operating
Profit (as a
percentage of
revenue):	Companion Animal Group	17.7%	17.3%	18.4%	16.9%
	Water	49.0%	49.6%	46.1%	44.2%
	Food Diagnostics Group	26.5%	13.7%	24.0%	14.4%

- m o r e -

IDEXX Announces Third Quarter Results
October 22, 2004

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		September 30,	December 31,
		2004	2003

Assets:	Current Assets:
	Cash and cash equivalents	$ 146,534	$ 186,717
	Short-term investments	50,040	33,988
	Accounts receivable, net	57,950	53,976
	Inventories	85,998	75,333
	Other current assets	19,898	20,575

	Total current assets	360,420	370,589

	Long-term investments	18,386	35,082

	Property and equipment – cost	132,541	112,023
	Less - Accumulated depreciation	74,212	66,799

	Property and equipment, net	58,329	45,224

	Other long-term assets, net	75,269	70,980

	Total assets	$ 512,404	$ 521,875

Liabilities and
Stockholders’
Equity:	Current Liabilities:
	Accounts payable	$ 18,786	$ 19,160
	Accrued expenses	67,006	72,416
	Notes payable	674	494
	Deferred revenue	7,511	8,275

	Total current liabilities	93,977	100,345

	Total long-term liabilities	9,227	7,452

	Partner's interest in subsidiary	471	786

	Stockholders’ Equity:
	Common stock	4,516	4,439
	Additional paid-in capital	408,509	383,249
	Deferred equity-based compensation	620	138
	Retained earnings	301,747	240,350
	Treasury stock, at cost	(313,140)	(219,449)
	Accumulated other comprehensive income	6,477	4,565

	Total stockholders’ equity	408,729	413,292

	Total liabilities and stockholders’ equity	$ 512,404	$ 521,875

IDEXX Laboratories, Inc. and Subsidiaries
Key Balance Sheet Statistics (Unaudited)

		September 30,	December 31,
		2004	2003

Key
Balance Sheet
Statistics:	Days sales outstanding	40	38
	Inventory turns	1.5	1.9

- m o r e -

IDEXX Announces Third Quarter Results
October 22, 2004

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Nine Months Ended
		September 30,	September 30,
		2004	2003

Operating:	Cash Flows from Operating Activities:
	Net income	$ 61,397	$ 44,725
	Non-cash charges	23,524	27,828
	Changes in current assets and liabilities, net of
	acquisitions and disposals	(16,714)	19,203

	Net cash provided by operating activities	$ 68,207	$ 91,756

Investing:	Cash Flows from Investing Activities:
	(Increase) decrease in investments, net	573	(15,599)
	Purchase of property and equipment	(23,431)	(13,370)
	Acquisition of businesses and intangible assets	(6,839)	(575)
	Acquisition of equipment leased to customers	(1,951)	(1,736)
	Net cash used by investing activities	$ (31,648)	$ (31,280)

Financing:	Cash Flows from Financing Activities:
	Repayments of notes payable	(356)	(510)
	Purchase of treasury stock	(94,004)	(23,505)
	Proceeds from the exercise of stock options	17,550	25,165

	Net cash provided (used) by financing activities	$ (76,810)	$ 1,150

	Net effect of exchange rate changes	68	1,443

	Net increase (decrease) in cash and cash equivalents	(40,183)	63,069

	Cash and cash equivalents, beginning of period	186,717	113,788

	Cash and cash equivalents, end of period	$ 146,534	$ 176,857

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flows (Unaudited)

		Nine Months Ended
		September 30,	September 30,
		2004	2003

Free Cash
Flow:	Net cash provided by operating activities	$ 68,207	$ 91,756
	Purchase of property and equipment	(23,431)	(13,370)
	Acquisition of equipment leased to customers	(1,951)	(1,736)

	Free cash flow	$ 42,825	$ 76,650

	Free cash flow indicates the cash generated from operations reduced by investments in capital and other long-term assets. Free cash flow excludes financing activities, investments in monetary securities, and business acquisitions and divestitures. We feel free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. We believe this is a common financial measure useful to further evaluate the results of operations.